Exhibit 99.1

Ellie Mae Reports Strong First Quarter 2011 Results

Revenue Increases 19% Year-Over-Year, SaaS Lender Users Increase 130% Year-Over-Year

as Total Active Lender Users Increase to Over 41,000

May 11, 2011, PLEASANTON, CA — Ellie Mae, Inc. ® (NYSE Amex: ELLI), the provider of software and automation solutions for mortgage bankers, community banks, credit unions and other mortgage lenders, today reported results for the quarter ended March 31, 2011.

Total revenue for the first quarter 2011 increased 19% to $10.6 million, compared to $8.9 million in the first quarter of 2010. Software and Services revenue increased 18% to $8.4 million, compared to $7.1 million in the first quarter of 2010. Network revenue increased 24% to $2.2 million, compared to $1.8 million in the year ago period.

Net loss for the first quarter of 2011 was $0.8 million, or $0.22 per share1, compared to net loss of $1.6 million, or $0.48 per share, in the first quarter of 2010.

On a non-GAAP basis, adjusted net loss for the first quarter of 2011 was $0.3 million, or $0.09 per share, compared to adjusted net loss of $0.9 million, or $0.28 per share, in the first quarter of 2010. Adjusted EBITDA for the first quarter of 2011 was $45,000 compared to adjusted EBITDA of $(0.5) million, for the first quarter of 2010. A reconciliation of these non-GAAP financial measures to their related GAAP financial measures is set forth below.

Key Operating Metrics as of March 31, 2011

•	The number of lenders actively using the company’s Encompass enterprise solution (“active lenders”) increased 18% year over year to 41,351;

•	Average revenue per active lender user increased 16% to $216;

•

The number of active lenders using the company’s SaaS success-based pricing (SBP) version of Encompass grew 306% year over year to 11,119, resulting in an overall increase of active lender SaaS Encompass users of 130% year over year to 15,670; and

•	Lender Encompass revenue for the first quarter of 2011 increased 37% to $8.8 million as compared to the first quarter of 2010.

“The key metrics driving our results remain the number of active lenders using the Encompass enterprise solution, particularly our SaaS success-based pricing version of Encompass,” noted Sig Anderman, President and CEO of Ellie Mae. “Increases of 18% in the total number of active lenders, 306% in SaaS SBP users, and 130% in total SaaS users, drove our strong financial performance, despite a 10% drop in national residential mortgage volume in the first quarter of 2011 from the first quarter of 2010.

“Over the last decade, we have built a company that we believe is at the forefront in the effort to automate the mortgage origination business,” continued Mr. Anderman. “Our technology-enabled solutions are attractive because they provide automated solutions to address the pain points in the mortgage industry: demands for regulatory compliance, inefficiencies in mortgage origination, and challenges in managing complex and diverse business operations.

“Our first quarter results reflect our growth strategy to extend our lender user base, increase their usage of our technology-enabled services, and expand their use of our patented Ellie Mae Network to access the business partners they work with to process and fund mortgages.

“Notwithstanding the significant drop in U.S. mortgage volume over the past two years, we continue to grow by leveraging the strength of our end-to-end solutions and capitalizing on the industry trends and investor and regulatory demands driving loan quality and automation. We believe that these trends, combined with our attractive technology solutions, position us well for continued growth,” concluded Mr. Anderman.

2011 Financial Outlook

For the full year 2011, revenue is expected to be in the range of $50 million to $52 million. Net income for 2011 is expected to be in the range of $2.1 million to $3.1 million, or $0.10 to $0.15 per diluted share. Adjusted net income is expected to be in the range of $4.4 million to $5.4 million, or $0.21 to $0.26 per diluted share. Adjusted EBITDA is expected to be in the range of $6.6 million to $8.1 million.

1All share and per share information referenced throughout this release and in the accompanying financial tables has been adjusted to reflect the 1-for-3 reverse stock split of the Company’s common stock that occurred on April 14, 2011.

Use of Non-GAAP Financial Measures

Ellie Mae provides investors with adjusted net income (loss) and adjusted EBITDA in conjunction with traditional GAAP operating performance of net income (loss) as part of its overall assessment of its performance. Adjusted net income (loss) consists of net income (loss) plus amortization of acquired intangibles and non-cash, stock-based compensation expense. EBITDA consists of net income (loss) plus depreciation and amortization, interest expense and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. Ellie Mae uses adjusted net income (loss) and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age of book depreciation of fixed assets and amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The company also believes it is useful to exclude non-cash, stock-based compensation expense from adjusted net income (loss) and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income (loss) or operating income (loss) or other financial measures calculated in accordance with generally accepted accounting principles in the United States, or as an alternative to cash flows from operating activities as a measure of the company’s profitability or liquidity. The company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income (loss) and adjusted EBITDA differently than the company does, further limiting their usefulness as a comparative measure. A reconciliation of net income (loss) to adjusted net income (loss) and adjusted EBITDA is included in the tables below.

Quarterly Conference Call

Ellie Mae will discuss its quarterly results today via teleconference at 5:00 p.m. Eastern Time. To access the call, please dial 877-941-4774 or 480-629-9760 at least five minutes prior to the 5:00 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the company’s website at www.EllieMae.com. An audio replay of the call will be available through May 21, 2011 by dialing 800-406-7325 or 303-590-3030 and entering passcode 4436534.

About Ellie Mae

Ellie Mae provides enterprise mortgage origination technology solutions for mortgage bankers, mortgage brokers, community banks, credit unions and other mortgage lenders. The company’s offerings include the Encompass® and Encompass360® Mortgage Management Solutions, Encompass CenterWise™ websites and electronic document management services, Encompass Closer™ document preparation services, Encompass Compliance Service™, Encompass Product and Pricing Service™ and Encompass Assured GFE™. Ellie Mae also hosts the Ellie Mae Network™ that allows mortgage professionals to conduct electronic business transactions with the lenders and settlement service providers they work with to process and fund loans. Ellie Mae was founded in 1997 and is based in Pleasanton, California. To learn more about Ellie Mae, visit www.EllieMae.com or call 877.355.4362

© 2011 Ellie Mae, Inc. Ellie Mae®, Encompass®, Encompass360®, Encompass Assured GFE™, Encompass CenterWise™, Encompass Closer™, Encompass Compliance Service™, Encompass Product and Pricing Service™, Ellie Mae Network™ and the Ellie Mae logo are trademarks or registered trademarks of Ellie Mae, Inc. or its subsidiaries. Encompass Assured GFE™ is a trademark of Ellie Mae, Inc. in the United States, and a private-labeled service provided by ClosingCorp. All rights reserved. Other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions regarding projected revenue, net income, adjusted EBITDA and adjusted net income for the full year 2011. These statements involve known and unknown risks, uncertainties and other factors which may cause the company’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in strategic planning decisions my management, reallocation of internal resources, changes in the volume of residential mortgage volume in the United States, and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to the final prospectus relating to its initial public offering. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:

Edgar Luce

Executive VP and CFO

Ellie Mae, Inc.

IR@elliemae.com

+1-925-227-7079

or

Lisa Laukkanen

The Blueshirt Group for Ellie Mae, Inc.

lisa@blueshirtgroup.com

+1-415-217-4967

ELLIE MAE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2011	2010
	(in thousands, except share amounts)
Assets
Current assets
Cash and cash equivalents	$11,747	$14,349
Short-term investments	3,547	2,556
Accounts receivable, net of allowances for doubtful accounts of $83 and $48, respectively	3,841	4,243
Prepaid expenses and other	714	665
Deferred offering costs	6,020	4,667

Total current assets	25,869	26,480
Property and equipment, net	3,983	2,710
Deposits and other assets	112	632
Note receivable	1,019	1,000
Other intangibles, net	1,037	613
Goodwill	31,965	31,521

Total assets	$63,985	$62,956

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$5,268	$3,756
Accrued and other current liabilities	3,363	3,442
Deferred revenue	3,107	3,188
Deferred rent	198	192
Leases payable	51	114

Total current liabilities	11,987	10,692
Deferred revenue, net of current portion	157	137
Deferred rent, net of current portion	760	813
Other long term liabilities	460	467

Total liabilities	13,364	12,109

Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value; 14,323,714 authorized shares, 11,770,472 shares issued and outstanding as of March 31, 2011 and December 31, 2010 (1)	82,672	82,672
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 21,666,666 authorized shares, 3,724,956 and 3,629,662 issued and outstanding as of March 31, 2011 and December 31, 2010	—	—
Additional paid-in capital	9,524	8,951
Accumulated deficit	(41,575)	(40,776)

Total stockholders’ deficit	(32,051)	(31,825)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$63,985	$62,956

(1)	Immediately prior to the consummation of the IPO on April 20, 2011, the Company effected the conversion of all of its 11,770,472 shares of outstanding redeemable convertible preferred stock into shares of common stock on a 1-for-1 basis.

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended March 31,
	2011	2010
	(in thousands, except share and per share amounts)
Revenues	$10,603	$8,879
Cost of revenues	3,363	3,075

Gross profit	7,240	5,804
Operating expenses
Sales and marketing	2,451	2,354
Research and development	2,804	2,628
General and administrative	2,805	2,446

Total operating expenses	8,060	7,428

Loss from operations	(820)	(1,624)
Other income, net	32	32
Loss before income taxes	(788)	(1,592)
Income tax provision	11	11

Net loss	$(799)	$(1,603)

Net loss per share of common stock:
Basic	$(0.22)	$(0.48)

Diluted (1)	$(0.22)	$(0.48)

Weighted average common shares used in computing net loss per share of common stock:
Basic	3,641,880	3,330,078

Diluted	3,641,880	3,330,078

(1)	Diluted net loss per share for the first quarter of 2011 would have been $0.04 if the number of weighted-average shares were adjusted to take into account the following actions which took place after March 31, 2011 (calculated for purposes hereof as if they had occurred as of January 1, 2011): (i) the conversion of all 11,770,472 outstanding shares of the company’s preferred stock into common stock on a 1-for-1 basis immediately prior to the consummation of the IPO on April 20, 2011, and (ii) the issuance of 5,000,000 shares of common stock sold by the company in the IPO. All share numbers presented herein reflect a 1-for-3 reverse stock split effected by the Company in connection with the IPO on April 14, 2011

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended March 31,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(799)	$(1,603)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	377	472
Provision for uncollectible accounts receivable	84	189
Amortization of intangible assets	125	92
Stock-based compensation	363	563
Changes in operating assets and liabilities:
Accounts receivable	318	(402)
Prepaid expenses and other	(49)	(229)
Deferred offering costs	(145)	(131)
Deposits and other assets	525	—
Accounts payable	151	(315)
Accrued and other liabilities	(796)	(537)
Deferred revenue	(61)	(70)
Deferred rent	(47)	(209)

Net cash provided by (used in) operating activities	46	(2,180)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(784)	(130)
Purchase of short-term investments	(2,072)	(1,932)
Acquisition, net of cash acquired	(1,000)	—
Sale of short-term investments	1,080	1,850
Issuance of note receivable	(19)	—

Net cash used in investing activities	(2,795)	(212)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(63)	(98)
Proceeds from issuance of common stock	210	43

Net cash provided by (used in) financing activities	147	(55)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,602)	(2,447)
CASH AND CASH EQUIVALENTS, Beginning of year	14,349	11,491

CASH AND CASH EQUIVALENTS, End of year	$11,747	$9,044

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(UNAUDITED)

	Three Months Ended March 31,
	2011	2010
	(in thousands, except share and per share amounts)
Net loss	$(799)	$(1,603)

Depreciation and amortization	377	472
Amortization of intangible assets	125	92
Interest expense	3	9
Interest income	(35)	(41)
Income tax provision	11	11

EBITDA	(318)	(1,060)

Non-cash, stock-based compensation expenses	363	563

Adjusted EBITDA	$45	$(497)

Net loss	$(799)	$(1,603)
Non-cash, stock-based compensation expenses	363	563
Amortization of Intangible assets	125	92

Adjusted net loss	$(311)	$(948)

Shares used to compute non-GAAP net loss per share
Basic	3,641,880	3,330,078
Diluted	3,641,880	3,330,078

Adjust net loss per share
Basic	$(0.09)	$(0.28)
Diluted (1)	$(0.09)	$(0.28)

(1)	Adjusted diluted net loss per share for the first quarter of 2011 would have been $0.02 if the number of weighted-average shares were adjusted to take into account the following actions which took place after March 31, 2011 (calculated for purposes hereof as if they had occurred as of January 1, 2011): (i) the conversion of all 11,770,472 outstanding shares of the company’s preferred stock into common stock on a 1-for-1 basis immediately prior to the consummation of the IPO on April 20, 2011, and (ii) the issuance of 5,000,000 shares of common stock sold by the company in the IPO. All share numbers presented herein reflect a 1-for-3 reverse stock split effected by the Company in connection with the IPO on April 14, 2011

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(UNAUDITED)

	Fiscal 2011 Projected Range
	(in thousands, except share and per share amounts)
Net Income	2,063	3,063

Depreciation and amortization	1,250	1,250
Amortization of intangible assets	287	287
Other income, net	(139)	(139)
Income tax provision	1,100	1,649

EBITDA	4,561	6,110

Non-cash, stock-based compensation expenses	2,015	2,015

Adjusted EBITDA	$6,576	$8,125

Net Income	$2,063	$3,063
Non-cash, stock-based compensation expenses	2,015	2,015
Amortization of Intangible assets	287	287

Adjusted net income	$4,365	$5,365

Shares used to compute non-GAAP net loss per share
Basic	15,426,000	15,426,000
Diluted	20,781,000	20,781,000

Projected net income per share
Basic	$0.13	$0.20
Diluted	$0.10	$0.15

Adjusted net income per share
Basic	$0.28	$0.35
Diluted	$0.21	$0.26